UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRIPLEPOINT VENTURE GROWTH BDC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TriplePoint Venture Growth BDC Corp. Announces Adjournment of

2020 Annual Meeting of Stockholders

MENLO PARK, Calif., May 1, 2020 – TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on May 1, 2020. As a result of mailing difficulties faced by the Company’s proxy solicitation firm relating to the COVID-19 pandemic, no quorum was present for the conduct of business at the Annual Meeting. To solicit additional votes to establish a quorum for the Annual Meeting, the meeting was adjourned until Friday, May 29, 2020 at 10:30 a.m., Pacific Time, and will reconvene at that time as a live webcast at www.virtualshareholdermeeting.com/TPVG2020.

If you have not yet voted, we urge you to vote through the Internet, by telephone, or by mail by following the instructions on the proxy card. These options require stockholders to input their Control Number, which was provided on the proxy card. If you authorize a proxy using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. You may also vote your shares telephonically by dialing 1-800-690-6903 from a touch-tone phone and following the automated prompts.

IMPORTANT INFORMATION

Stockholders should read the Company’s proxy statement (filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2020) carefully before making any voting decision, as it contains important information relating to the proposals at the Annual Meeting. The proxy statement and the Company’s most recent annual report are available at www.proxyvote.com. Further, these documents and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov, or from the Company’s website at www.tpvg.com.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

FORWARD LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. The Company undertakes no duty to update any forward-looking statements made herein.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Barry Hutton

212-371-5999 | 415-926-7961

aho@abmac.com | brh@abmac.com